CERTIFICATION OF
                           PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Cargo Connection Logistics Holding Inc. for the quarter ended March 31, 2005, I, Jesse Dobrinsky, Principal Executive Officer of Cargo Connection Logistics Holding Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-QSB for the period ended March 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-QSB for the period ended March 31, 2005, fairly presents, in all material respects, the financial condition and results of operations of Cargo Connection Logistics Holding Inc. A signed original of this written statement required by
Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request

Dated: June 10, 2005


By: /s/ Jesse Dobrinsky
----------------------
Jesse Dobrinsky
CEO  and President (Principal Executive Officer)